Exhibit 23.7

Consent of Independent Auditor

We hereby consent to the use, in this Post-Effective Amendment No. 1 to the Registration Statement on Form S-4 (the “Registration Statement”) of Welsbach Technology Metals Acquisition Corp., of our report dated April 21, 2025 relating to the consolidated financial statements of Handa Lab Co., Ltd. and subsidiary, which appears in the Registration Statement. We also consent to the reference to our firm under the caption “Experts” in the Registration Statement.

/s/ Ernst & Young Han Young

Seoul, the Republic of Korea

July 29, 2025